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                                                                     EXHIBIT 4.2

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                               SINTER METALS, INC.

This Certifies that                                        is the owner of
                                               fully paid and non-assessable
shares Class B Common Stock of the par value of $.001 each of Sinter Metals, Inc. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

         Witness the seal of the Corporation and the signatures of its duly authorized officers.

Dated

                        SECRETARY                                   PRESIDENT








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         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM    -as tenants in common
UNIF GIFT MIN ACT-__________Custodian____________
                   (Cust)               (Minor)
                   under Uniform Gifts to Minors
                   Act _________________________
                              (State)
TEN ENT    -as tenants by the entireties
JT TEN     -as joint tenants with right of survivorship and not
            as tenants in common

Additional abbreviations may also be used though not in the above list.

         The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated in the absence of any effective Registration Statement for the shares under the Securities Act of 1933 or an exemption from such registration.

         The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be directed to the Secretary of the Company.


For Value Received            hereby sell, assign and transfer
unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE

[                                     ] ----------------------------------------
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             Please print or typewrite name and address of assignee
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of the Shares represented by the within certificate and do hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Shares on the Books of the within named Company with full power of substitution in the premises Dated __________________ 19__

                                 NOTICE  THE SIGNATURE TO THIS ASSIGNMENT
                                 MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER